                                                                  EXHIBIT 4.3(c)


                                SECOND AMENDMENT

         THIS SECOND AMENDMENT dated as of June 7, 2002 (this "Amendment") amends the Five-Year Revolving Credit Agreement dated as of October 6, 2000, as amended as of March 8, 2002, among Anixter Inc. ("Anixter"), various subsidiaries of Anixter (the "Borrowing Subsidiaries"), various financial institutions (the "Lenders") and Bank of America, N.A., as administrative agent (the "Administrative Agent"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

         WHEREAS, Anixter, the Borrowing Subsidiaries, the Lenders and the Administrative Agent have entered into the Credit Agreement; and

         WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1 Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3, the Credit Agreement shall be amended as follows.

         1.1 Amendment to Section 7.03(v). Clause (v) of Section 7.03 is amended in its entirety to read as follows:

                  "Investments in connection with the acquisition by Anixter or any Subsidiary of substantially all of the assets or all of the capital stock of any Person not in excess of an aggregate amount of US$150,000,000 over the term of this Agreement (exclusive of the value of any capital stock of Anixter or AXE given in connection with any such acquisition);"

         SECTION 2 Warranties. Each Borrower represents and warrants to the Administrative Agent and the Lenders that, after giving effect to the effectiveness hereof, (a) each warranty set forth in Article V of the Credit Agreement is true and correct in all material respects, except to the extent that such warranty specifically refers to an earlier date, and (b) no Default or Event of Default exists.

         SECTION 3 Effectiveness. The amendments set forth in Section 1 above shall become effective when the Administrative Agent shall have received counterparts of this Amendment executed by Anixter, the Borrowing Subsidiaries and the Required Lenders.

         SECTION 4 Miscellaneous.

         4.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to "Credit Agreement" or similar terms shall refer to the Credit Agreement as amended hereby.

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         4.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         4.3 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois.

         4.4 Successors and Assigns. This Amendment shall be binding upon Anixter, the Borrowing Subsidiaries, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of Anixter, the Borrowing Subsidiaries, the Lenders and the Administrative Agent and the respective successors and assigns of the Lenders and the Administrative Agent.


                                       2
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         Delivered as of the day and year first above written.

                                       ANIXTER INC., as Borrower


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                              -------------------------------


                                       ANIXTER INTERNATIONAL N.V./S.A., as a
                                       Borrowing Subsidiary


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                              -------------------------------

                                       ANIXTER U.K. LTD., as a Borrowing
                                       Subsidiary


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                              -------------------------------

                                       BANK OF AMERICA, N.A.,
                                       as Administrative Agent


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                              -------------------------------


                                       BANK OF AMERICA, N.A., as a Lender


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                              -------------------------------

                                       BANK ONE, NA, as Syndication Agent
                                       and Lender


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                              -------------------------------

                                       THE BANK OF NOVA SCOTIA, as
                                       Documentation Agent and Lender


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                              -------------------------------

                                       SUNTRUST BANK, as Managing Agent and as
                                       a Lender


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                              -------------------------------

                                       CREDIT LYONNAIS CHICAGO BRANCH, as
                                       Managing Agent and as a Lender


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                              -------------------------------

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                                                           , as a Lender
                                       --------------------

                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                              -------------------------------